Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Akari Therapeutics, Plc

London, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-230998, 333-198109 and No. 333-207444) and on Form F-3 (No. 333-237389, 333-251673 and 333-258918) of Akari Therapeutics, Plc of our report dated April 28, 2023, relating to the consolidated financial statements which appear in this Annual Report on Form 20-F. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

April 28, 2023